UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 18, 2009

NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 18, 2009, NCI Building Systems, Inc. (“NCI”) issued a press release announcing certain financial information for the quarter ended February 1, 2009. A copy of the press release is attached as Exhibit 99.1.

NCI’s press release includes an estimate of earnings per share exclusive of special charges which is a non-GAAP financial measure. This measure excludes special charges that are expected to be recognized in the first quarter of fiscal 2009 related to severance and plant closings as well as non-cash charges related to inventory and commercial door unit goodwill impairments. NCI is unable to reconcile earnings per share exclusive of special charges to earnings per share as calculated in accordance with GAAP, as it has not finalized the amount of the special charges at this time. Earnings per share exclusive of special charges is therefore used by management and provided to investors to provide comparability between periods of underlying operational results and should not be considered in isolation or as a substitute for earnings per share determined in accordance with generally accepted accounting principles in the United States.

The information in this Item 2.02 and Exhibit 99.1 attached to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended or the Exchange Act, except if NCI expressly states that such information is to be considered “filed” under the Exchange Act or incorporates it by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated February 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Mark E. Johnson
Name:	Mark E. Johnson
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Dated: February 18, 2009